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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about May 9, 1996 for the registration of 5,000,000 shares of common stock) pertaining to the First USA, Inc. 1991 Stock Option Plan and the First USA, Inc. 1994 Restricted Stock Plan of our report dated July 19, 1995, with respect to the consolidated financial statements of First USA, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.



                                                        Ernst & Young LLP


Dallas, Texas
May 8, 1996